Exhibit 10.17 Form of Subscription Agreement for Series “A” Convertible Preferred Stock

SERIES “A” CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES “A” CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") made as of the __ day of May 2007 by and among IDENTICA HOLDINGS CORPORATION, a Nevada corporation (the "Company") and the Investors identified in Schedule 1 attached hereto (each an "Investor" and collectively the "Investors").

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to raise additional capital by the issuance of up to 5,000,000 shares of the Company's Series “A” Convertible Preferred Stock, par value $0.001 per share (the "Preferred Shares"), having the relative rights, preferences and designations set forth in the Certificate of Designation set forth in Exhibit A hereto (the “Certificate of Designation”);

WHEREAS, each Preferred Share is convertible into four (4) shares  of common stock, par value $0.001 per share, of the Company (together with any securities into which the common stock may be reclassified, the “Common Stock”) subject to the terms and conditions set forth in the Certificate of Designation;

WHEREAS, the Company desires to sell, and the Investors are willing to purchase, the Preferred Shares, at a price per Preferred Share of $1.00, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in connection with the purchase of the Preferred Shares, the Company shall issue to each of the Investors, Class A Warrants (the “Warrants”) to purchase two (2) shares of Common Stock for each Preferred Share purchased at an exercise price of $0.35 per share and on the other terms and subject to the conditions set forth in the form of Warrant attached hereto as Exhibit B;

WHEREAS, the issuance and sale of the Preferred Shares and Warrants are intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, or any successor statutes and the rules and regulations promulgated thereunder (“1933 Act”), in reliance upon the exemption provided by Section 4(2) of the 1933 Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder; and

WHEREAS, contemporaneous with the sale of the Preferred Shares and the Warrants at the closing, the parties hereto will execute and deliver an Investor Rights Agreement, in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the 1933 Act and applicable state securities laws and an opportunity to participate in future equity offerings by the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

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1. Authorization of Series “A” Convertible Preferred Stock.

The Board of Directors of the Company has adopted a resolution, pursuant to the authority granted by its Articles of Incorporation, authorizing the creation of a series of its preferred stock designated as Series “A” Convertible Preferred Stock (the “Series “A” Preferred Stock”), having the relative rights, preferences, powers, limitations and restrictions set forth in the Certificate of Designation, to be filed with the Office of the Secretary of State of Nevada on or prior to the date of the Initial Closing, as hereinafter defined.

2. Purchase and Sale of Preferred Shares.

2.1

Sale and Issuance of Series “A” Preferred Stock.

Subject to the terms and conditions of this Agreement, each Investor agrees to purchase and the Company agrees to sell and issue to each Investor, severally and not jointly, that number of shares of Series “A” Preferred Stock set forth opposite each Investor’s name on Schedule A, at a purchase price of $1.00 per share.

2.2

Closing; Delivery.

The initial purchase and sale of the Preferred Shares shall take place telephonically or by other electronic means satisfactory to the Company and the Investors that permit an exchange of documents and signatures, at 10:00 a.m., on May __, 2007, or on some other date and time mutually agreed upon by Company and the Investor(s) (the “Initial Closing”).  In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

At each Closing, the Company shall deliver to Adam B. Kaufman & Associates, PLLC, counsel to the Investors, in trust for the benefit of the Investor, a certificate representing the Preferred Shares being purchased by such Investor at such Closing, together with a certificate representing the number of Warrants appurtenant thereto, each registered in the name of the Investor, against payment of the purchase price therefor by certified or bank check payable to the Company or by wire transfer of immediately available Federal funds to a bank account designated by the Company.  Promptly following each Closing, Adam B. Kaufman & Associates, PLLC, shall release and deliver the certificates evidencing the Preferred Shares and the related Warrants to the Investors that purchased Preferred Shares at that Closing.

2.3

Sale of Additional Preferred Shares.

After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional Preferred Shares (the “Additional Shares”), to one or more Investors (the “Additional Investors”) provided that (i) the total number of Preferred Shares sold pursuant to this Agreement shall not exceed 3,000,000 shares; (ii) each Additional Investor shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements, and (ii) David Lubin & Associates, PLLC, counsel for the Company, provides an opinion dated as of the date of such Closing that the offer, issuance, sale and delivery of the Additional Shares to the Additional Investors do not require registration under the Securities Act of 1933, as amended, or applicable state securities laws.  Schedule A to this Agreement shall be updated by counsel to the Company to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

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3.

Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

3.1

Organization.  The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.  The Company has all requisite power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto and to consummate the transactions contemplated hereby and thereby.  The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business, or its ownership or leasing of property, makes such qualification necessary, unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect (as defined in Section 3.9, below).  The Subsidiaries are listed on Schedule 3.1 hereto.

3.2

Capital Stock.  The authorized capital stock of the Company consists of 105,000,000 shares, comprised of:

(a)

One hundred million (100,000,000) shares of Common Stock, of which 11,932,489 are issued and outstanding;

(b)

5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 3,000,000 shares will be designated Series “A” Convertible Preferred Stock (the “Series “A” Preferred Stock”), none of which are issued and outstanding.

If all of the Company’s outstanding warrants, options and other rights to purchase shares of Common Stock were exercised, the Company would have outstanding 22,291,340 shares of Common Stock. The Company has reserved an additional (i) 12,000,000 shares of Common Stock for issuance upon conversion of the Preferred Shares; and (ii) 6,000,000 shares of Common Stock for issuance upon the due exercise of the Warrants.

Except as described on Schedule 3.2, there are no outstanding warrants, options, convertible securities, calls or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind.

No security holder of the Company has the preemptive right, under the Articles of Incorporation or otherwise, or a right of first refusal, to purchase or acquire from the Company any capital stock of the Company and, except for the transactions contemplated by this Agreement and as set forth on Schedule 3.2, there are no convertible securities, outstanding warrants, options, calls or other rights to subscribe for, purchase or acquire from the Company any capital stock of the Company and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any capital stock of the Company or under which the Company is, or may become, obligated to issue any of its securities.  All issued and outstanding capital stock of the Company has been duly authorized, and is validly issued and outstanding and fully paid and non-assessable and was issued in full compliance with applicable state and federal securities law and any rights of third parties.

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The Preferred Shares, when issued, sold and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, free of any preemptive rights, will have the rights, preferences, privileges, and restrictions set forth in the Certificate of Designation, will be free and clear of any liens, claims, encumbrances or third party rights of any kind, other than those created by, or resulting from, the actions of the Investors and  except as specified therein and based upon the investment representations contained in Sections 4.4 and 4.6 and subject to the filings by the Company referred to in Section 3.6, will be issued in compliance with all applicable federal and state securities laws.  The shares of Common Stock issuable upon conversion of the Preferred Shares have been duly authorized and reserved for issuance by all necessary corporate action and, upon issuance in accordance with the terms of the Certificate of Designation, shall be duly and validly issued, fully paid, non-assessable, free of any preemptive rights, and based upon the investment representations contained in Sections 4.4 and 4.6 and subject to the filings by the Company referred to in Section 3.6, will be issued in compliance with all applicable federal and state securities laws.  The shares of Common Stock that may be acquired upon exercise of the Warrants (the “Warrant Shares”), have been duly authorized and reserved for issuance by all necessary corporate action and, upon issuance in accordance with the terms of the Warrant Agreement, when issued, sold and delivered in accordance with the Warrant Agreement, will be, validly issued, fully paid, non-assessable, free of any preemptive rights, will be free and clear of any liens, claims, encumbrances or third party rights of any kind, other than those created by, or resulting from the actions of, the Investors and except as specified therein, and assuming the investment representations of the Investors contained in Sections 4.4 and 4.6 are true at the time the Investors exercise the Warrants and subject to the filings by the Company referred to in Section 3.6, will be issued in compliance with all applicable federal and state securities laws.

           Since its incorporation, the Company has not declared or paid dividends on any of its securities, or made any distribution of any assets of any kind to any of its stockholders in redemption of, or as the purchase price for, any of the Company's securities, except as set forth on Schedule 3.2. Similarly, the Warrant Agreement does not grant rights appurtenant to the shares of Common Stock that may be acquired upon exercise of the Warrants.

Except as described on Schedule 3.2 and except for the Investor Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 3.2 and except as provided in the Investor Rights Agreement, no Person (as defined below) has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.  As used herein, “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

Except as described on Schedule 3.2, the issuance and sale hereunder of the Securities (as defined below) will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 3.2, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

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3.3

Financial Statements. The audited consolidated financial statements of the Company for the year ended December 31, 2005 and as of December 31, 2005, and the unaudited consolidated financial statements of the Company for the year ended December 31, 2006 and as of December 31, 2006 (together, the “Financial Statements”), true and correct copies of which have been provided to each Investor, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or in the case of the unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments ..

3.4

No Undisclosed Liabilities. The Company has no material liabilities or obligations that are not disclosed in the Financial Statements or described on Schedule 3.4.

3.5

No Undisclosed Events or Circumstances.   No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition that has not been described in Schedule 3.5 or the other Disclosure Schedules annexed hereto.

3.6.

Authorization; Approvals, Consents.  All corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of all of the Company's obligations under this Agreement, the Warrant Agreement and the Investor Rights Agreement and for the authorization, issuance, and sale of the Preferred Shares and Warrants and the shares of Common Stock issuable upon conversion of the Preferred Shares and the Warrants has been (or will be) taken prior to the initial Closing. This Agreement, the Warrant Agreement and the Investor Rights Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid, legal, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting the rights of creditors generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provision contained in each of the Transaction Documents may be limited by applicable federal or state securities laws.

No filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Company in connection with the consummation of the transactions contemplated hereby, except for the filing of a Form D under Regulation D of the 1933 Act and notice filings pursuant to state securities laws (all of which have been made by the Company, other than those which are required to be made after the closing for the purchase of the Preferred Shares and related Warrants and which will be duly made on a timely basis).

The Company has taken all action necessary to exclude the issuance and sale of the Preferred Shares, the shares of Common Stock to be issued upon conversion of the Preferred Shares (the “Conversion Shares”), the Warrants and the shares of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares”, and together with the Preferred Shares and the Conversion Shares, the “Securities”), and the other transactions contemplated by the Transaction Documents (as defined below) from the provisions of (i) any stockholder rights plan or other “poison pill” arrangement, (ii) any anti-takeover, business combination or control share law or statute binding on the Company or to

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which the Company or any of its assets and properties may be subject and (iii) any provision of the Company’s Articles of Incorporation or By-Laws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the Certificate of Designation, the Warrant Agreement, the Warrants and the Investor Rights Agreement (collectively the “Transaction Documents”).

3.7

Compliance with Other Instruments.  Except as described on Schedule 3.7, neither the Company nor any of its Subsidiaries is in violation of (a) its Articles of Incorporation or By-laws, or in default in any material respect under any material note, indenture, mortgage, lease, agreement, contract, purchase order or other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its material property is bound or affected, or (b) in violation of any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency, self-regulatory body or instrumentality, domestic or foreign.  To the best knowledge of the Company, no third party is in material default under any agreement, contract or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its material property is bound or affected.  Neither the Company nor any of its Subsidiaries is a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

3.8

Use of Proceeds.  Schedule 3.8 sets forth the intended use of the net proceeds from the sale of the Preferred Shares and the exercise of the Warrants.

3.9

No Material Adverse Change.  Except as set forth on Schedule 3.9, since December 31, 2006, there has not been:

(i)

any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect;

(ii)

any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)

any material damage, destruction or loss, whether or not covered by insurance, to any material assets or properties of the Company or its Subsidiaries;

(iv)

any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v)

any satisfaction or discharge of any material lien, claim or encumbrance or payment of any material obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole;

(vi)

any change or amendment to the Company's Articles of Incorporation or By-Laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective material assets or properties is subject;

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(vii)

any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii)

any material transaction entered into by the Company or a Subsidiary, other than in the ordinary course of business;

(ix)

the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x)

the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)

any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

As used herein the term “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

3.10

No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (a) violate any of the terms or provisions of (i) the Company’s Articles of Incorporation or the Company’s By-Laws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii) any statute, rule, regulation or order of any governmental agency or body, self-regulatory body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) conflict with, or result in a breach or violation of, any of the terms and provisions of, or constitute a default in any material respect under any material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective material assets or properties is subject.

3.11

Tax Matters.  The Company and each Subsidiary has filed all tax returns required to be filed by the due dates (including any extensions of time granted upon applications duly filed) with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it(other than those contested in good faith for which adequate reserves have been established), and has established adequate reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect of the period subsequent to the last periods covered by such returns.   The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority, except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property, except such liens for taxes not yet due and payable as may accrue in the ordinary course of business and for which the Company has

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established reasonable reserve and as would not, in any case, have a Material Adverse Effect.  Except as described on Schedule 3.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

3.12

Title to Properties.  Neither the Company nor any of its Subsidiaries owns any real property. Except as disclosed in Schedule 3.12, the Company and each Subsidiary has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the First Registration Statement, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.13

Certificates, Authorities and Permits.  The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect.

3.14

Intellectual Property.

(a)

As used herein the term “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

(b)

As used herein the term “Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

(c)

All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and the Company’s and each Subsidiary’s rights to the same are valid and enforceable.  No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s knowledge, no such action is threatened.  No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

           (d)

All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application

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programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except  (i) as limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting the rights of creditors generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a material default by the Company or any of its Subsidiaries under any such License Agreement.

(e)

The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses.  The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(f)

To the Company’s knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s knowledge, there is no valid basis for the same.

(g)

The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(h)

The Company and its Subsidiaries have taken reasonable steps to protect the rights of the Company and its Subsidiaries in their Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof, except where the failure to do so has not had and could not reasonably be expected to have a Material Adverse Effect.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

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3.15

Environmental Matters.  To the Company’s knowledge, neither the Company nor any Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or (ii) is subject to any claim relating to any Environmental Laws, which violation or claim has had or could reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, there is no pending or threatened investigation that might lead to such a claim.

3.16

Litigation.  Except as disclosed in the First Registration Statement or described on Schedule 3.16, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their material properties; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

3.17

Insurance Coverage.  The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

3.18

Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 3.18.

3.19

No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

3.20

No Integrated Offering.  Neither the Company nor any Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person (an “Affiliate”), nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

                       3.21

Private Placement. In reliance on the investment representations contained in Section 4, the offer, issuance and sale of the Preferred Shares and the Warrants, as provided in this Agreement, are exempt, and the issuance of the shares of Common Stock upon conversion of the Preferred Shares in accordance with the terms and subject to the conditions in the Certificate of Designation will be exempt, from the registration requirements in Section 5 of the 1933 Act and the registration requirements of applicable state securities laws.  Assuming the investment representations of the Investors contained in Section 4 are true at the time the Investors exercise the Warrants, the issuance and sale of the shares of Common Stock upon the exercise of the Warrants will be exempt from the registration requirements in Section 5 of the 1933 Act and the registration requirements of applicable state securities laws. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Company under circumstances which would require the integration of such offering with the

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offering of the Preferred Shares and the Warrants under the 1933 Act) which might subject the offering, issuance or sale of the Preferred Shares and the Warrants to the registration requirements of Section 5 of the 1933 Act.

3.22

Internal Controls.  On the date the Company becomes subject to the reporting requirements of Section 15(d) of the 1933 Act or Section 13(a) of the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder (“1934 Act”), the Company will be in compliance with the provisions of the Sarbanes-Oxley Act of 2002.  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. On or prior to the date the Company becomes subject to the reporting requirements of Section 15(d) of the 1933 Act or Section 13(a) of the 1934 Act, , the Company will have established disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

3.23

Disclosure.  The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There are no facts which, if known by a potential claimant or governmental agency or authority, would be reasonably likely to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect.

4.

Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company as follows:

4.1

Enforceability.  The Transaction Documents, when executed and delivered by such Investor, will constitute the valid, binding and enforceable obligations of such Investor.

4.2

Authorization.  The execution, delivery and performance of the obligations of such Investor hereunder have been duly authorized by all necessary corporate action.

4.3

Brokers.  No agent, broker, investment banker, Person or firm acting in a similar capacity on behalf of or under the authority of such Investor is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by such Investor in connection with any of the transactions contemplated under this Agreement, other than as set forth on Schedule 4.3.  Such Investor agrees to indemnify and hold the Company harmless from and against any claim or liability resulting from any party claiming any

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such commission or fee, if such claims shall be contrary to the foregoing statement.

4.4

Purchase for Own Account.  Each Investor represents that: (a) it intends to acquire the Securities for its own account and that the Securities to be purchased by such Investor will be acquired by it for investment for the Investor's own account and not with a view to the distribution or resale thereof; (b) the execution of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action (if any) on the part of the Investor, and each of this Agreement and, when executed and delivered by the Investor in accordance with this Agreement and the Investor Rights Agreement, has or at the Closing for the purchase of the Preferred Shares and Warrants shall have been duly executed and delivered, and constitutes or at the Closing for the purchase of the Preferred Shares and Warrants shall constitute a valid, legal, binding and enforceable agreement of the Investor, as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; (c) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act; and (d) it has taken no action which would give rise to any claim by any Person for any brokerage or sales commissions or finders’ fees relating to this Agreement or the transaction contemplated hereby.

4.5

Legends.

The Investor understands that, until registered under the 1933 Act or transferred pursuant to the provisions of Rule 144 as promulgated by the SEC, all certificates evidencing any of the Securities shall have a legend endorsed thereon substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR WITHOUT AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SERIES “A” CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF MAY__, 2007, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF COMPANY.”

4.6

Risk of Loss; Disclosure of Information.

Without derogating from the Investor's right to rely on the representations and warranties of the Company set forth in Section 3 above, the Investor further represents and warrants to the Company with respect to its purchase of the Securities as follows:

(a)

The Investor acknowledges that in purchasing the Securities it is prepared to continue to bear the economic risk of such investment for an indefinite period of time.

(b)

The Investor is able to bear the economic risk of an investment in the Securities and

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could afford a complete loss of such investment.

(c)

The Investor acknowledges that it and its advisers and representatives have had an opportunity to ask questions of, and receive answers to its satisfaction from, a Person acting on behalf of the Company concerning such investment.

(d)

The Investor has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Securities and has evaluated the risk of investing in the Securities.

(e)

The Investor understands that the offering and sale of the Securities is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act and the provisions of Rule 506 of Regulation D and that the Company’s reliance on such exemption is predicated upon, among other things, the bona fide nature of the Investor’s investment intent expressed herein.

(f)

The Investor has received all the information, records and books it considers, necessary or appropriate for deciding whether to purchase the Securities and make an investment in the Company.  The Investor has had a reasonable opportunity to ask questions and receive answers from all persons acting on behalf of the Company concerning the Company and the Securities, and all such questions have been answered to the full satisfaction of the Investor.

(g)

The Investor is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of an investment in the Company by a person other than the Company or a representative of the Company with whom the Investor had a preexisting relationship in connection with other investment transactions.

(h)

The Investor has such knowledge and experience in financial, tax and business matters so as to enable the Investor to utilize the information made available to the Investor to evaluate the merits and risks of an additional investment in the Company and to make an informed investment decision with respect thereto.

(i)

The Investor will not sell or otherwise transfer any of the Securities without registration under the 1933 Act and applicable state securities laws or pursuant to an exemption therefrom. The Securities have not been registered under the 1933 Act or under the securities laws of any states. The Investor represents that the Investor is purchasing the Securities for the Investor’ own account, for investment and not with an intention to resell or distribute the Securities. The Investor is aware that there is currently no market for the Securities, and in any event, that there are substantial restrictions on transferability of the Securities set forth in the 1933 Act. The Investor is aware that an exemption from the registration requirements of the 1933 Act pursuant to Rule 144 promulgated thereunder is not presently available.

(j)

The Investor recognizes that an investment in the Company involves substantial risks, including loss of the entire amount of such investment, and has taken full cognizance of, and understands all of the risks related to, the purchase of the Securities.

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(k)

The Investor has no agreement or arrangement with any person or entity to sell, transfer or pledge the Securities, and the Investor is the sole party in interest with regard to the Securities.

(l)

The Investor has consulted, to the extent deemed appropriate by the Investor, with the Investor’s own advisers as to the financial, tax, legal and related matters concerning an additional investment in the Company and on that basis believes that its investment in the Securities is suitable and appropriate for the Investor. The Investor’s overall commitment to the Company and other investments which are not readily marketable, is not disproportionate to the Investor’s net worth and the Investor has no need for immediate liquidity in the Investor’s investment in the Securities.

(m)

The Investor acknowledges and agrees that any and all projections or analyses delivered to the Investor by the Company or its agents or representatives should not be construed or relied upon as an indication of the Company’s future or anticipated financial performance, provided that the Company has no knowledge that the assumptions underlying such projections or analyses are untrue as of the date hereof.

5.

Conditions to Closing of the Investors.  The obligations of each Investor to purchase, and wire transfer funds in payment of the purchase price for, Preferred Shares at Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Investors (which waiver shall only be effective as to those Investors granting the waiver), which waiver shall be at the sole discretion of the Investors:

(a)

The representations and warranties made by the Company in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the date of the Closing, except if such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date.

(b)

All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing shall have been performed or complied with by the Company prior to or at the Closing.

(c)

The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate the purchase and sale of the Preferred Shares and the Warrants and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to Closing.

(d)

The Company shall have executed and delivered the Investor Rights Agreement and the Warrant Agreements.

(e)

The Certificate of Designation shall have been filed with the Secretary of State of the State of Nevada and shall be effective and the Company shall deliver evidence of the same in form and substance reasonably satisfactory to Investors’ counsel.

(f)

No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been

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instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g)

The Company shall have delivered a Certificate to the Investors, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of such Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (e), (f) and (j) of this Section 5.

(h)

The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of such Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and By-Laws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(i)

The Investors shall have received an opinion from David Lubin & Associates, PLLC, the Company's counsel, dated as of such Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request, in the form annexed hereto as Exhibit E.

(j)

No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(k)

The Company shall have delivered to Counsel to the Investors certificates of the Company’s legal existence and good standing in the State of Nevada and the qualification of the Company or any of its subsidiaries to do business as a foreign corporation and good standing (where available) in each other state in which the Company or its Subsidiaries transact business, each dated in no event earlier than three (3) business days prior to the date of the Closing;

(l)

The Company shall have delivered to counsel to the Investors a letter from Spartan Securities Group, Ltd. (“Spartan”), satisfactory in form and substance to counsel to the Investors, waiving its rights of first refusal pursuant to an agreement with the Company dated September 28, 2005 (i) to act as Placement Agent for any private offering of the Company’s securities, and (ii) to act as underwriter of any public offering of the Company’s securities.

(m)

All of the documents to be delivered by the Company pursuant to Section 2.2.1 shall be in a form and substance satisfactory to the Investors and their counsel, in their sole discretion, and shall have been delivered to the Investors.  The Investor Rights Agreement shall have been executed and delivered to the Investors by each of the other parties thereto.

(n)

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Investors or their counsel may reasonably request.

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6.

Conditions to Closing of the Company.  The Company's obligations to sell and issue the Preferred Shares at each Closing are subject to the fulfillment at or before the Closing of the following conditions, any or all of which may be waived, in whole or in part, by the Company, in its sole discretion:

(a)

All covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Investors prior to or at the Closing shall have been performed, or complied with, by the Investors prior to or at the Closing.

(b)

The representations and warranties made by the Investors in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing.

(c)

The Investor shall have executed and delivered to the Company the Investor Rights Agreement and the Warrant Agreement.

7.

Covenants and Agreements of the Company.

7.1

Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Preferred Shares and the exercise of the Warrants, a sufficient number of shares of Common Stock for a full conversion of the outstanding Preferred Shares and the exercise of all outstanding Warrants, based upon the conversion price of the Preferred Shares and the exercise price of the Warrants on that date.

7.2

Reports.  The Company will furnish to the Investors such information relating to the Company and its Subsidiaries as they may reasonably request from time to time as long as the Investor requesting the information continues to own Preferred Shares; provided, however, that this Section 7.2 shall not require the Company to disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies and designates such information as material nonpublic information and the recipients of such information have signed and delivered to the Company a confidentiality agreement with the Company, in form and substance satisfactory to the Company and its counsel, in their sole discretion, in which the recipient acknowledges that the information to be disclosed to it is material non-public information and agrees to maintain the confidentiality of that information and not to trade the Company’s securities until that information has been publicly disclosed by the Company or a Person authorized by the Company to disclose that information to the public in a filing with the Securities and Exchange Commission or a press release issued in the name of, or on behalf of, the Company through a recognized reporting service in the United States.

7.3

No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4

Insurance.  The Company shall not materially reduce the insurance coverages described in Section 3.17.

7.5

Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

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7.6

Listing of Underlying Shares and Related Matters.  If the Company applies to have its Common Stock listed on any securities exchange or market, it shall include in such application the shares of Common Stock issuable upon the conversion of the Preferred Shares and Warrants and will take such other action as is necessary to cause such Common Stock to be so listed.  Thereafter, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on such exchange or market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the by-laws or rules of such exchange or market.

7.7

Removal of Legends.  Upon the earlier of (i) the effective date of a registration statement filed by the Company for the for resale of the shares of Common Stock that may be acquired upon conversion of the Preferred Shares and Warrants pursuant to the Investor Rights Agreement (the “Resale Registration Statement”), or (ii) upon receipt by the Company and the transfer agent for the Common Stock (the “Transfer Agent”) of a request for the removal of the restricted legend(s) on the certificates evidencing the shares of Common Stock owned by an Investor or a permitted transferee, the Company shall deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, accompanied by (1) either (a) a  letter from the Investor or its permitted transferee containing the customary representations as to the fulfillment of the requirements of Rule 144(k), or (b) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Resale Registration, and (2)  an opinion of counsel to the Company to the effect that the removal of such legend(s) from the certificates registered in the name of the requesting Investor or its permitted transferee in such circumstances may be effected under the 1933 Act.  When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Transfer Agent as provided above (or to the Company, in the case of the Warrants), the Company shall be liable to the Investor for liquidated damages in an amount equal to 1.0 % of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such three (3) Business Days that the unlegended certificates have not been so delivered.

8.

Miscellaneous

8.1

Further Assurances.  Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.2

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida without regard to the choice of law principles thereof, except that matters relating to the rights and relationship of security holders to the Company shall be governed by Chapter 78 of the Nevada Revised Statutes.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Florida located in Hillsborough County and the United States District Court for the Middle District of Florida for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement, except that service shall not be made by telecopier.  Each of the parties hereto

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irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

8.3

Successors and Assigns; Assignment.  This Agreement, and the rights and obligations of the parties under this Agreement, may not be assigned or assumed by any other Person; provided, however, that an Investor may assign its rights and delegate the performance of its obligations hereunder, in whole or in part, to an Affiliate or to another Investor that continues to own Preferred Shares or shares of Common Stock acquired upon exercise of the Preferred Shares or Warrants after not less than ten days prior written notice duly given by such Investor to the Company; and further provided that as a condition of such assignment the assignee executes and delivers to the Company a counterpart signature page to this Agreement by which it agrees to be bound by the terms of this Agreement, it being understood by the parties that no such assignment or assumption of obligations shall relieve any Investor of its obligations hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.4

Entire Agreement; Amendment and Waiver.  This Agreement, including the Exhibits and the Disclosure Schedules hereto and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.  Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the parties to this Agreement.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of such Securities and the Company.

8.5

Notices, etc.  All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be (i) telecopied or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) delivered by hand or by messenger, or (iv) by internationally recognized overnight air courier, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Investors:

to the addresses set forth on Schedule 1

with a copy to:

Adam B. Kaufman & Associates, PLLC

585 Stewart Avenue, Suite 302

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Garden City, New York 11530

Facsimile: 516-228-8824

             Attention: Adam B. Kaufman, Esq.

if to the Company:

Identica Holdings Corporation

6807 S. MacDill Avenue

Tampa, FL 33611

                                                            Facsimile: 813-774-4725

Attention: Edward A. Foster

with a copy to:

David Lubin & Associates, PLLC

26 East Hawthorne Avenue

Valley Stream, New York 11580

Facsimile: 516-887-8250

Attention: David Lubin, Esq.

or such other address with respect to a party as such party shall notify each other party in writing as above provided.  Any notice sent in accordance with this Section 8.5 shall be effective (i) if mailed, three (3) business days after such notice is deposited in first class mail, postage prepaid, (ii) if delivered by hand or by messenger, upon delivery, (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt and (iv) if given by internationally recognized air courier, one business day after delivery to such carrier.

8.6

Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

8.7

Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.8

Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

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 9.

Survival and Indemnification.

9.1  Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing(s) hereunder.

9.2  Indemnification.  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees, attorneys and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

9.3  Conduct of Indemnification Proceedings.  Promptly (as defined below) after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff in any action against the Indemnified Person, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.  As used in this Section 9.3, “Promptly” or “promptly” shall mean within such time period as specified by applicable law for answering or defending any complaint, pleading or application to any court or other legal tribunal.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF the parties have signed this Series “A” Stock Purchase Agreement as of the date first hereinabove set forth.

IDENTICA HOLDINGS CORPORATION.

By:________________________

                                                                                    Edward A. Foster

Chief Executive Officer

[PURCHASER NAME]

By:_________________

     Name:

     Title:

[Insert other Investors]

[Name of Investor]

By:

_____________________

Name:_____________________

Title:

_____________________

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

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SCHEDULE 1

THE INVESTORS

Name and Address	Number of Series “A” Preferred Shares	Number of Warrants	Purchase Price

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